Exhibit 10(ii)f

SHAREHOLDERS AGREEMENT

Dated June 22, 2005

        The parties to this agreement are ACC Investors, LLC a Delaware limited liability company (“ACC”), and Don Gilbreath (the “Management Shareholder”).

        As a condition to loaning ComCam International, Inc., a Delaware corporation (the “Company”), $1,100,000, ACC has required that the Management Shareholder enter into this agreement regarding the transfer of shares of common stock, $.0001 par value per share (the “Shares”), of the Company.

        Accordingly, the parties agree as follows:

      1. Transfers of Shares

        1.1 Transfers to be Made Only as Required or Permitted by this Agreement. The Management Shareholder may not transfer any Shares, except to a Permitted Transferee (as defined in section 2.1) or as specifically required or permitted by this agreement, and any purported transfer in any other manner shall be void. In addition, no Permitted Transferee may transfer any Shares, except as specifically required or permitted by this agreement, and any purported transfer in any other manner shall be void. No transfer may be made to a Permitted Transferee, unless the Permitted Transferee (or his personal representative) executes and delivers a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the provisions of this agreement.

        1.2 Legend on Certificates. Each certificate representing Shares owned by the Management Shareholder or Permitted Transferee shall bear a legend substantially as follows:

“Transfer of the shares represented by this certificate is restricted by a shareholders agreement dated June 22, 2005, a copy of which is on file at the office of the Company.”

        1.3 Certain Public Sales. After the third anniversary of the date of this agreement, the Management Shareholder may sell Shares pursuant to Rule 144 under the Securities Act of 1933.

        1.4 Third Party Offers. If, at any time, the Management Shareholder (or his personal representative) (an “Offeree”) receives from an unrelated third party a bona fide offer to purchase for cash any of his or his Permitted Transferees’ Shares (the Shares subject to such offer, the “Offered Shares”) and the Offeree wishes to accept the offer, the Offeree shall give notice of the offer to ACC (setting forth the name and address of the third party, the proposed purchase price, and the other terms and conditions of the offer) and ACC shall have the option (exercisable by notice to the Offeree given within 30 days after the Offeree shall have given ACC the notice referred to above) to purchase all, but not fewer than all, the Offered Shares at the same price per Share and on the other terms and conditions of the Offer. If ACC does not exercise the option described above to purchase all, but not fewer than all, the Offered Shares, the Offeree (or his personal representative) may, within 60 days after termination of the option described above, transfer all (but not fewer than all) such Shares to the third party upon the terms and conditions of the original offer (but, if the Shares are not transferred within that 60-day period, they shall again be subject to this section 1.4). No such transfer may be made, however, unless the third party executes and delivers to ACC a written agreement, in form and substance reasonably satisfactory to ACC, agreeing to be bound by the provisions of this section 1. The closing of any purchase under this section 1.4 shall be held at a place and date specified by ACC, but not more than 60 days after the expiration of the option described above. At the closing, the Management Shareholder (or personal representative) or Permitted Transferee shall deliver to ACC a certificate or certificates for the Shares being sold, duly endorsed in blank and with all required stock transfer stamps attached, and ACC shall pay the purchase price for the Shares being purchased. If the Management Shareholder’s personal representative is selling Shares, he or she also shall deliver to ACC all applicable estate tax waivers.

        1.5 Right of Co-Sale. If ACC does not exercise the option under section 1.4, then ACC shall have the option (exercisable by notice to the Offeree within 30 days after the expiration of the option described in section 1.4 (the “Co-Sale Notice”)) to participate in the sale to the third party referred to in section 1.4 on the same terms and conditions as the Offeree. If ACC exercises this option, it shall indicate in the Co-Sale Notice the number of Shares it wishes to sell under this option. If the number of Shares ACC wishes to sell does not exceed the Maximum Number of Shares (as defined below), ACC shall be entitled to sell the number of Shares set forth in its Co-Sale Notice. If the number of Shares ACC wishes to sell exceeds the Maximum Number of Shares, ACC shall be entitled to sell the Maximum Number of Shares. As used in this agreement, the “Maximum Number of Shares” equals the product of (a) the Total Number of Offered Shares and (b) a fraction the numerator of which is the number of Shares owned by ACC and its Permitted Transferees at the close of business on the last date on which this option was exercisable, and the denominator of which is the total number of Shares owned by both Shareholders and their Permitted Transferees on the last date on which this option was exercisable. At the closing of any sale under this section 1.5, ACC shall deliver to the purchaser a certificate or certificates for the Shares being sold, duly endorsed in blank and with all required stock transfer stamps attached, and the purchaser shall pay the purchase price for the Shares being purchased. To the extent a prospective purchaser refuses to purchase Shares from ACC under this section 1.4, the Offeree shall not sell any Shares to that prospective purchaser, until and unless, simultaneously with such sale, the Offeree purchases such Shares on the same terms and conditions the Offeree is selling Shares to the prospective purchaser.

      2. Miscellaneous

2.1 Definitions. As used in this agreement:

    (a)        “affiliate” of a person means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person or entity;

    (b)        “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

    (c)        “Permitted Transferee” of a person means (i) in the case of ACC, an affiliate of ACC or a member of ACC, or an affiliate or associate of such member, and (ii) in the case of the Management Shareholder, a spouse, child, grandchild, parent, grandparent, or sibling, or a trust for the benefit of any of the foregoing, of the Management Shareholder, or a charitable organization;

    (d)        “personal representative” means the executor or executors or the administrator or administrators of the estate of a person; and

    (e)        “transfer” includes any sale, bequest, exchange, assignment or gift, the creation of any security interest or other encumbrance and any other disposition, voluntary or involuntary, affecting title to or possession of any Shares, but does not include a transfer to the personal representative of a person (which personal representative shall be deemed a Permitted Transferee for all purposes of this agreement).

        2.2 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed entirely in New York.

        2.3 Remedies. The parties to this agreement will be irreparably damaged if this agreement is not specifically enforced. If any dispute arises under this agreement concerning any voting or transfer of Shares, a temporary restraining order or an injunction may be issued restraining any vote or transfer pending the determination of the controversy, without any bond or other security being required. If any dispute arises under this agreement concerning the right or obligation to vote or to purchase or sell any Shares, that right or obligation shall be enforceable in a court of equity by a decree of specific performance without any bond or other security being required. In connection with any proceeding under this section 2.3, the parties to this agreement irrevocably consent to an emergency or short-notice hearing. These remedies shall not be exclusive, and shall be in addition to any other remedies the parties may have. The prevailing party in any proceeding under this section 2.3 shall be entitled to recover from the other parties in the proceeding his attorneys’ fees and costs incurred in connection therewith.

        2.4 Separability. If any provision of this agreement, or the application of any provision to any person or circumstance, is for any reason or to any extent invalid or unenforceable, the remainder of this agreement and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the fullest extent permitted by law.

        2.5 Waiver. The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that or any other term of this agreement. Any waiver must be in writing.

        2.6 Notices. All notices, requests, consents, and other communications provided for in this agreement shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                           If to the  Management  Shareholder,  to him at the address set forth  beside his name on schedule A;

                           with a copy to:

                                    Orsa and Company
                                    1403 East 900 South
                                    Salt Lake City, Utah 84105
                                    Facsimile:  (801) 582-9629
                                    Attention:  Ruairidh Campbell, Esq.

                           if to ACC, to it at:

                                    c/o G.C. Andersen Partners, LLC
                                    1330 Avenue of the Americas
                                    36th Floor
                                    New York, NY  10019
                                    Facsimile:(212) 842-1540
                                    Attention: Mr. Paul Higbee

                           with a copy to:

                                                     Edward W. Kerson, Esq.
                                    80 University Place, Third Floor
                                    New York, NY  10003-4564
                                    Facsimile:  (212) 675-5794

        2.7 Counterparts. This agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

2.8 Amendment. This agreement may not be amended, modified, or waived without the written consent of each Shareholder affected by the amendment, modification, or waiver.

        2.9 Entire Agreement. This agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them relating to that subject matter, and cannot be changed or terminated orally.

                                                     By:   G.C. Andersen Partners, LLC
                                                     Its:   Class 1 Member

                                                     By: /s/ Paul Higbee
                                                     Name: Paul Higbee
                                                     Title:

                                                     MANAGEMENT SHAREHOLDER:

                                                     /s/ Don Gilbreath
                                                     Name: Don Gilbreath